                                   EXHIBIT NO. 15








July 26, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549




We are aware that M.D.C. Holdings, Inc. has included our report dated July 26, 1994 (issued pursuant to the provisions of Statement on Auditing Standards
No. 71) in its Registration Statements on Forms S-8 filed on or about March 15, 1985 and July 1, 1994, Forms S-3 filed on or about May 19, 1994 and June 7, 1994, and Form S-4 filed on or about May 19, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ Price Waterhouse LLP
- ------------------------
Price Waterhouse LLP



                                     -42-